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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)

                                February 24, 2005

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                             FIRST BUSEY CORPORATION
             (Exact name of registrant as specified in its charter)

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

                NEVADA                                  0-15959                              37-1078406
    (State or other jurisdiction of            (Commission File Number)                     (IRS Employer
            incorporation)                                                               Identification No.)
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                               201 W. MAIN STREET
                                URBANA, IL 61801
          (Address of principal executive offices, including zip code)

                                 (217) 365-4513
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 24, 2005, First Busey Corporation, a Nevada corporation ("First Busey"), announced it has entered into an Agreement and Plan of Merger, dated as of February 24, 2005 (the "Merger Agreement"), by and among First Busey, First Busey Acquisition III Corp., a Florida corporation and wholly-owned subsidiary of First Busey ("Merger Sub"), and Tarpon Coast Bancorp, Inc., a Florida corporation ("Tarpon"), pursuant to which Merger Sub will be merged with and into Tarpon (the "Merger"), with Tarpon surviving the Merger as a wholly-owned subsidiary of First Busey. On February 24, 2005, First Busey and Tarpon issued a joint press release announcing the execution of the Merger Agreement (the "Press Release"). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. The description of the Merger Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Merger Agreement.

         The total purchase price is currently estimated to be approximately $35.6 million including acquisition costs and assumed options. Under the terms of the Merger Agreement, Tarpon shareholders will receive $27.00 in a combination of First Busey common shares and cash. The exchange is expected to qualify as a tax-free transaction to the extent that shareholders of Tarpon receive First Busey common stock in the exchange.

         The Merger has been approved by the Boards of Directors of First Busey and Tarpon, and is subject to certain regulatory approvals as well as the approval and adoption of the Merger Agreement by a majority of the shareholders of Tarpon and the receipt by Tarpon of an opinion that the Merger will qualify as a tax-free transaction. First Busey and Tarpon have made customary representations and warranties about their businesses and covenants pending the closing of the Merger, including covenants by Tarpon generally to conduct its business in the ordinary course, not to solicit proposals related to alternative business combination transactions, and to cause a shareholder meeting to be held to vote upon the Merger Agreement. First Busey will register under the Securities Act of 1933 the shares to be issued in connection with the Merger.

         Each party also has the right to terminate the Merger Agreement under certain circumstances. Either First Busey or Tarpon may, with certain exceptions, terminate the Merger Agreement if the Merger is not consummated by August 30, 2005.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits


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NUMBER                                DESCRIPTION

 2.1 Agreement and Plan of Merger, dated February 24, 2005, by and among First Busey Corporation, First Busey Acquisition III Corp. and Tarpon Coast Bancorp, Inc.

99.1            Press release dated February 24, 2005.
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                                   -2-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FIRST BUSEY CORPORATION, a Nevada corporation



                                  By: /s/ Barbara J. Harrington
                                      -----------------------------------------
                                      Barbara J. Harrington
                                      Chief Financial Officer


Date: February 25, 2005


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                                  EXHIBIT INDEX

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NUMBER                                   DESCRIPTION

 2.1 Agreement and Plan of Merger, dated February 24, 2005, by and among First Busey Corporation, First Busey Acquisition III Corp. and Tarpon Coast Bancorp, Inc.

99.1            Press release dated February 24, 2005.
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